EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002.


Pursuant to 10 U.S.C. Section 1350 as adopted pursuant to Section 1350 of the Sarbanes-Oxley Act of 2002, in connection with the Quarterly Report of Electronic Game Card, Inc. on Form 10-QSB for the period ending June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report") for electronic Game Card, Inc., (the "Company"), the undersigned hereby certifies that :

1) to the best of my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) to the best of my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date : November 16, 2006                   By:  /s/ Lee Cole
                                           ---------------------------------
                                           Lee Cole
                                           Acting President and Acting Chief
                                           Executive Officer